Exhibit 2.15
     Second Addendum to Plans of Reorganization Filed as of July 29, 2002

                                       IN THE UNITED STATES BANKRUPTCY COURT
                                        FOR THE DISTRICT OF SOUTH CAROLINA

IN RE:                                               )    CHAPTER 11
                                                     )
UCI Medical Affiliates, Inc.,                        )    Case No. 01-11687-B
                                                     )
                                    Debtor. )
                                                     )
In re:                                               )        CHAPTER 11
)
UCI Medical Affiliates of South             )        Case No. 01-11685-B
Carolina, Inc.                                       )
                                                     )
                                    Debtor. )
                                                     )
In re:                                               )        CHAPTER 11
                                                     )
UCI Medical Affiliates of                   )        Case No. 01-11688-B
Georgia, Inc.                                        )
                                                     )
                                    Debtor. )
                                                     )
In re:                                               )        CHAPTER 11
                                                     )
Doctor's Care, P.A.                                  )     Case No. 01-11704-B
                                                     )
                                    Debtor. )
                                                     )
In re:                                               )        CHAPTER 11
                                                     )
Doctor's Care of Tennessee, P.C.            )        Case No. 01-11701-B
                                                     )
                                    Debtor. )
                                                     )
In re:                                               )        CHAPTER 11
                                                     )
Doctor's Care of Georgia, PC                )         Case No. 01-11697-B
                                                     )
                                    Debtor.          )   JOINTLY ADMINISTERED
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     SECOND ADDENDUM TO PLANS OF  REORGANIZATION  FILED BY THE  ABOVE-DEBTORS ON
MAY 6, 2002

                                                Filed July 29, 2002
The above-captioned Debtors hereby amend the Joint Disclosure Statement and each of the six (6) separate Plans of Reorganization ("Plans") as follows:

     1. Page 6, CLASS 1 of the Plans are amended to read as follows:

     CLASS 1 Internal Revenue Service .Secured and unsecured priority, impaired.
------------------------- ------- ------------------
                  1.1      UCI Medical Affiliates, Inc. -No claim filed.
     1.2 UCI Medical Affiliates of South Carolina, Inc. - The IRS has filed a secured claim against this Debtor in the amount of $505,956.72, and a priority claim in the amount of $638,893.60. The allowed amount of the IRS secured and priority claims will be paid over 72 months, at 8% interest, for an anticipated monthly payment of $21,000; however, the monthly payment will be adjusted as necessary in order to fully pay the allowed secured and priority claims over 72 months at 8% interest. The first payment will occur on the 20th day of the month, during the month immediately following confirmation of the Plan, and will continue on the 20th day of each month thereafter until the allowed secured and priority claims plus interest are paid in full. All currently due post-petition taxes shall be paid in full on or before the Effective Date of the Plan, unless Debtor disputes such amount in which event Debtor shall file an objection to claim within fourteen (14) days after the Effective Date of the Plan, and in that case, Debtor will immediately pay any administrative claim the Court determines is due. Debtor may pre-pay this creditor without penalty. This creditor shall retain all outstanding liens against the Debtor.

     1.3 UCI Medical Affiliates of Georgia, Inc. - No claim filed

     1.4 Doctor's Care SC. - The IRS has filed a secured claim against this Debtor in the amount of $548,761.00, and a priority claim in the amount of $1,128,452.38. The allowed amount of the IRS secured and priority claims will be paid over 72 months, at 8% interest, for a monthly payment of $29,408. The first payment will occur on the 20th day of the month, during the month immediately following confirmation of the Plan, and will continue on the 20th day of each month thereafter until the allowed secured and priority claims plus interest are paid in full. All currently due post-petition taxes shall be paid in full on or before the Effective Date of the Plan, unless Debtor disputes such amount in which event Debtor shall file an objection to claim within fourteen (14) days after the Effective Date of the Plan, and in that case, Debtor will immediately pay any administrative claim the Court determines is due. Debtor may pre-pay this creditor without penalty. This creditor shall retain all outstanding liens against the Debtor.

     1.5 Doctor's Care of Tennessee, P.C. - The IRS has filed an unsecured priority claim against this Debtor in the amount of $206,894.04. The allowed amount of the IRS priority claim will be paid over 72 months, at 8% interest, for a monthly payment of $3,630. The first payment will occur on the 20th day of the month, during the month immediately following confirmation of the Plan, and will continue on the 20th day of each month thereafter until the allowed secured and priority claims plus interest are paid in full. Debtor may pre-pay this creditor without penalty.

                  1.6 Doctor's Care of Georgia, P.C. - The IRS has filed an unsecured priority claim against this Debtor in the amount of $61,531.98. The allowed amount of the IRS priority claim will be paid over 72 months, at 8% interest, for a monthly payment of $1,080. The first payment will occur on the 20th day of the month, during the month immediately following confirmation of the Plan, and will continue on the 20th day of each month thereafter until the allowed secured and priority claims plus interest are paid in full. Debtor may pre-pay this creditor without penalty.

     2. Page 8, CLASS 3 of the Plans are amended to read as follows:

         CLASS 3 South Carolina Department of Revenue ("SCDOR"). Secured and unsecured priority, impaired.

                  3.1      UCI Medical Affiliates, Inc. - no claim filed
                  3.2 UCI Medical Affiliates of South Carolina, Inc. - SCDOR has filed a secured claim in the amount of $43,553.49 and an unsecured priority claim in the amount of $582,832.62 The allowed amount of SCDOR's secured and priority claim will be paid at 8% interest, over 72 months, for a monthly payment of $10,982.58. The first payment will be made on the 28th day of the month, during the month immediately following confirmation of the Plan, and will continue on the 28th of each month thereafter until the allowed secured and priority claims plus interest are paid in full. Debtor may pre-pay this creditor without penalty. This creditor shall retain all outstanding liens against the Debtor.

All currently due post petition taxes, interest, and penalty shall be paid in full on or before the Effective Date of the Plan. In the event that any payment due is not received within 30 days of its due date, the entire balance owed SCDOR shall become immediately due and payable. All payments shall be mailed to the following address:

South Carolina Department of Revenue

         Office of General Counsel
         Revenue Litigation Section
         P.O. Box 125
         Columbia, SC 29214

                  3.3 UCI Medical Affiliates of Georgia, Inc.- no claim filed

                  3.4 Doctor's Care SC - SCDOR has filed a secured claim in the amount of $26,982.91 and an unsecured priority claim in the amount of $476,077.54 against this Debtor. The allowed amount of this creditor's secured and priority claims will be paid over 72 months, at 8% interest, for a monthly payment of $15,004.18. The first payment will occur on the 28th day of the month, during the month immediately following confirmation of the Plan, and will continue on the 28th day of each month thereafter until the allowed secured and priority claims plus interest are paid in full. Debtor may pre-pay this creditor without penalty. This creditor shall retain all outstanding liens against the Debtor. All currently due post petition taxes, interest, and penalty shall be paid in full on or before the Effective Date of the Plan. In the event that any payment due is not received within 30 days of its due date, the entire balance owed SCDOR shall become immediately due and payable All payments shall be mailed to the following address:

South Carolina Department of Revenue

         Office of General Counsel
         Revenue Litigation Section
         P.O. Box 125
         Columbia, SC 29214

                  3.5      Doctor's Care of Tennessee, P.C. - no claim filed
                  3.6      Doctor's Care of Georgia, P.C. - no claim filed

RESPECTFULLY SUBMITTED on this the 29th day of July, 2002, at Columbia, South Carolina.

                                                     ROBINSON, BARTON, MCCARTHY
                                                       & CALLOWAY, P.A.


                                            BY:   /s/ G. William McCarthy, Jr.
                                                  ----------------------------
                                                  G. William McCarthy, Jr.
                                                     District Court I.D. #2762
                                                     Nancy E. Johnson
                                                     District Court I.D. #6909
                                                     1715 Pickens Street
                                                     Post Office Box 12287
                                                 Columbia, South Carolina  29211
                                                     Tele:  (803) 256-6400

                                                     Attorneys for the Debtor